Exhibit 10.36

Summary of Bonuses Awarded to Executive Officers of

Allin Corporation in Respect of 2005

On March 1, 2006, the Board of directors of Allin Corporation (the “Company”) awarded bonuses to its executive officers for the year ended December 31, 2005 as follows:

Richard W. Talarico, Chairman, Chief Executive Officer and President - $12,000

Dean C. Praskach, Chief Financial Officer - $8,000